EXHIBIT 99.1

18100 Von Karman Avenue Suite 500 Irvine, CA 92612 949.852.0700
NEWS RELEASE

Contact:	Angela Barbera

Phone:	949.333.1735

Email:	abarbera@steadfastcmg.com
STEADFAST APARTMENT REIT, INC. ANNOUNCES
RESULTS FOR THE YEAR ENDED DECEMBER 31, 2016
Irvine, Calif., March 17, 2017 — Steadfast Apartment REIT, Inc. (the “Company”) announced today its operating results for the year ended December 31, 2016.
For the year ended December 31, 2016, the Company had total revenues of $144.0 million compared to $68.4 million for the year ended December 31, 2015. Net loss was $37.7 million compared to $50.7 million over the same periods. Total assets of the Company grew from $1.3 billion at December 31, 2015 to $1.5 billion at December 31, 2016.
Highlights:
The Company:

•
Increased modified funds from operations (“MFFO”), as defined by the Investment Program Association, to $36.6 million for the year ended December 31, 2016 from MFFO of $17.5 million for the year ended December 31, 2015. (See the reconciliation of MFFO to net loss and accompanying notes contained within this release for additional information on how the Company calculates MFFO.)

•
Increased funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts, to $30.3 million for the year ended December 31, 2016 from negative FFO of $8.3 million for the year ended December 31, 2015. (See the reconciliation of FFO to net loss and accompanying notes contained within this release for additional information on how the Company calculates FFO.)

•
Increased net operating income (“NOI”) to $81.6 million for the year ended December 31, 2016 from $38.1 million for the year ended December 31, 2015. (See the reconciliation of NOI to net loss and accompanying notes contained within this release for additional information on how the Company calculates NOI.)

•
The Company's board of directors approved an estimated value per share of common stock of $14.85 as of December 31, 2016, an increase from $14.46 as of December 31, 2015. The valuation was performed in accordance with Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Investment Program Association.

•	Acquired four multifamily properties with 1,743 apartment homes for an aggregate contract purchase price of $264.2 million, exclusive of closing costs, during the year ended December 31, 2016.

•	Increased its multifamily property portfolio as of December 31, 2016 to 34 properties with 11,601 apartment homes and an aggregate contract purchase price of $1.5 billion, exclusive of closing costs.

•	Increased cash payments to fund additions to real estate investments to $53.3 million for the year ended December 31, 2016 from $16.1 million for the year ended December 31, 2015.

•
Had $904.0 million of variable rate debt with a weighted average interest rate of 2.82% and $67.7 million of fixed rate debt with a weighted average interest rate of 4.51% as of December 31, 2016. The weighted average interest rate on the Company's total outstanding debt as of December 31, 2016 was 2.94%.

•
Reported net cash provided by operating activities of $38.9 million for the year ended December 31, 2016 compared to net cash used in operating activities of $3.3 million for the year ended December 31, 2015. Net cash used in investing activities was $269.3 million for the year ended December 31, 2016 compared to $911.0 million for the year ended December 31, 2015.

•
Reported net cash provided by financing activities of $225.8 million and $917.0 million for the years ended December 31, 2016 and 2015, respectively, which included $19.3 million and $8.3 million of distributions paid, net of $21.9 million and $9.3 million in non-cash distributions paid pursuant to the Company's distribution reinvestment plan, respectively.

•
Raised $657.5 million in net proceeds from the sale of 49.8 million shares of common stock in its initial public offering through December 31, 2016. The Company terminated its initial public offering on March 24, 2016, but continues to offer shares pursuant to the Company's distribution reinvestment plan.

"Steadfast Apartment REIT has benefited from owning apartment communities in 'life-style cities' that attract Millennials," said Ella Neyland, president of the Company. "Cities such as Austin, Nashville and Denver are creating strong job growth with an array of entertainment, sports and dining night-life that helps to balance work and play for these young adults and increasingly."

About Steadfast Apartment REIT
Steadfast Apartment REIT is a real estate investment trust that was formed to acquire and operate a diverse portfolio of well-positioned, institutional-quality apartment communities in targeted markets throughout the United States that have demonstrated high occupancy and income levels across market cycles.
Steadfast Apartment REIT is sponsored by Steadfast REIT Investments, LLC, an affiliate of Steadfast Companies, an Orange County, California-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.

This release contains certain forward-looking statements. Words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may” and “should” and their variations identify forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors section of the Company's public filings with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.
###

FINANCIAL TABLES, NOTES AND EXHIBITS FOLLOW

STEADFAST APARTMENT REIT, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2016	December 31, 2015

ASSETS
Assets:
Real Estate:
Land	$164,113,072	$130,350,873
Building and improvements	1,368,602,516	1,094,714,957
Tenant origination and absorption costs	2,769,302	12,999,943
Total real estate, cost	1,535,484,890	1,238,065,773
Less accumulated depreciation and amortization	(82,099,725)	(31,037,647)
Total real estate, net	1,453,385,165	1,207,028,126
Cash and cash equivalents	26,768,318	31,386,377
Restricted cash	12,046,948	13,335,169
Rents and other receivables	1,661,187	4,504,879
Other assets	3,239,610	2,437,643
Total assets	$1,497,101,228	$1,258,692,194

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$27,841,963	$18,988,582
Notes payable:
Mortgage notes payable, net	751,793,331	665,841,269
Revolving credit facilities, net	219,967,820	184,924,756
Total notes payable, net	971,761,151	850,766,025
Distributions payable	3,788,605	2,563,769
Due to affiliates	3,711,731	4,407,877
Total liabilities	1,007,103,450	876,726,253
Commitments and contingencies
Redeemable common stock	27,949,492	9,401,360
Stockholders’ Equity:
Preferred stock, $0.01 par value per share; 100,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value per share; 999,999,000 shares authorized, 49,698,486 and 35,504,854 shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively	496,985	355,048
Convertible stock, $0.01 par value per share; 1,000 shares authorized, issued and outstanding as of December 31, 2016 and December 31, 2015, respectively	10	10
Additional paid-in capital	625,996,383	456,614,453
Cumulative distributions and net losses	(164,445,092)	(84,404,930)
Total stockholders’ equity	462,048,286	372,564,581
Total liabilities and stockholders’ equity	$1,497,101,228	$1,258,692,194

STEADFAST APARTMENT REIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2016	2015	2014
Revenues:
Rental income	$128,723,298	$61,635,315	$6,651,206
Tenant reimbursements and other	15,287,216	6,814,438	604,060
Total revenues	144,010,514	68,449,753	7,255,266
Expenses:
Operating, maintenance and management	35,644,845	18,480,708	1,793,769
Real estate taxes and insurance	20,836,003	9,337,432	1,011,078
Fees to affiliates	24,629,873	26,301,919	5,678,614
Depreciation and amortization	67,991,543	42,438,760	5,316,510
Interest expense	26,060,155	13,275,604	1,589,848
General and administrative expenses	4,848,801	2,739,688	1,670,171
Acquisition costs	1,681,768	6,569,766	2,035,731
Total expenses	181,692,988	119,143,877	19,095,721
Net loss	$(37,682,474)	$(50,694,124)	$(11,840,455)
Loss per common share — basic and diluted	$(0.80)	$(2.33)	$(4.74)
Weighted average number of common shares outstanding — basic and diluted	47,092,206	21,753,832	2,495,771

Steadfast Apartment REIT, Inc.
Non-GAAP Measures - FFO and MFFO Reconciliation
For the Years Ended December 31, 2016, 2015 and 2014
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a measure known as funds from operations ("FFO"), which the Company believes to be an appropriate supplemental measure to reflect the operating performance of a real estate investment trust ("REIT"). The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to the Company's net income or loss as determined under GAAP.
The Company defines FFO, a non-GAAP financial measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and non-cash impairment charges of real estate related investments, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In particular, the Company believes it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of the Company's operations, it could be difficult to recover any impairment charges. The Company's FFO calculation complies with NAREIT’s policy described above.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. The Company believes that since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, the Company believes that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of its performance to investors and to management, and when compared year over year, reflects the impact on its operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO, and modified funds from operations ("MFFO") as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating the Company's operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.
Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. The Company's management believes these fees and expenses do not affect the Company's overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, the Company believes that public, non-listed REITs, are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after acquisition activity ceases. The Company's board of directors will determine to pursue a liquidity event when it believes that the then-current market conditions are favorable. However, the board of directors does not anticipate evaluating a liquidity event (i.e., a listing of the Company's common stock on a national exchange, a merger or sale of the Company or another similar transaction) until five years after the completion of its offering stage. Thus, as a limited life REIT the Company will not continuously purchase assets and will have a limited life.
Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association ("IPA"), an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which the Company believes to be another appropriate supplemental measure to reflect the operating performance of a public, non-listed REIT having the characteristics described above. MFFO is not equivalent to net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate with a limited life and targeted exit strategy, as currently intended. The Company believes that, because MFFO excludes costs that it considers more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect its operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of its operating performance after the period in which it is acquiring properties and once its portfolio is in place. By providing MFFO, the Company believes it is presenting useful information that assists investors and analysts to better assess the sustainability of its operating performance after its offering has been completed and its properties have been acquired. The Company also believes that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, the Company believes MFFO is useful in comparing the sustainability of its operating performance after its offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of the Company's operating performance after its offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on the Company's operating performance during the periods in which properties are acquired.
The Company defines MFFO, a non-GAAP financial measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations (the Practice Guideline), issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While the Company relies on its external advisor for managing interest rate, hedge and foreign exchange risk, the Company does not retain an outside consultant to review all of its hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of the Company's operations, the Company believes it is appropriate to exclude such non-recurring gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations.
The Company's MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, the Company excludes acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. These expenses are paid in cash by the Company. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the Company, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the event that proceeds from the Company's initial public offering are not available to fund its reimbursement of acquisition fees and expenses incurred by its advisor, such fees and expenses will need to be reimbursed to the advisor from other sources, including debt, operational earnings or cash flow, net proceeds from the sale of properties, or from ancillary cash flows. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of the Company's business plan to generate operational income and cash flow to fund distributions to stockholders. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, the Company views fair value adjustments of derivatives and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.
The Company's management uses MFFO and the adjustments used to calculate MFFO in order to evaluate the Company's performance against other public, non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate in this manner. The Company believes that its use of MFFO and the adjustments used to calculate MFFO allow the Company to present its performance in a manner that reflects certain characteristics that are unique to public, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. By excluding expensed acquisition costs, the use of MFFO provides information consistent with the Company's management's analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to the Company's current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, the Company believes MFFO provides useful supplemental information.
Presentation of this information is intended to provide useful information to investors as they compare the operating performance to that of other public, non-listed REITs, although it should be noted that not all public, non-listed REITs calculate FFO and MFFO the same way, so comparisons with other public, non-listed REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of the Company's performance, as an alternative to cash flows from operations as an indication of the Company's liquidity, or indicative of funds available to fund the Company's cash needs, including the Company's ability to make distributions to stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of the Company's performance. MFFO has limitations as a performance measure in an offering such as the Company’s where the price of a share of common stock is a stated value and there is no regular net asset value determinations during the offering stage and for a period thereafter. MFFO is useful in assisting the Company's management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO.
Neither the Securities and Exchange Commission (the "SEC"), NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that the Company uses to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and in response to such standardization the Company may have to adjust its calculation and characterization of FFO or MFFO accordingly.

The Company's calculation of FFO and MFFO is presented in the following table for the years ended December 31, 2016, 2015 and 2014:

	For the Years Ended December 31,
	2016	2015	2014
Reconciliation of net loss to MFFO:
Net loss	$(37,682,474)	$(50,694,124)	$(11,840,455)
Depreciation of real estate assets	54,857,243	23,291,955	2,206,072
Amortization of lease-related costs	13,134,300	19,146,805	3,110,438
FFO	30,309,069	(8,255,364)	(6,523,945)
Acquisition fees and expenses (1)(2)	5,987,477	23,231,390	6,959,186
Unrealized loss on derivative instruments	270,222	2,554,041	578,014
MFFO	$36,566,768	$17,530,067	$1,013,255
_____________

(1)
By excluding expensed acquisition costs, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of the Company's properties. Acquisition fees and expenses include payments to the Company's advisor or third parties. Acquisition fees and expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property. In the event that proceeds from the Company's initial public offering are not available to fund the reimbursement of acquisition fees and expenses incurred by the Company's advisor, such fees and expenses will need to be reimbursed to the advisor from other sources, including debt, operational earnings or cash flow, net proceeds from the sale of properties, or from ancillary cash flows. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of the Company's business plan to generate operational income and cash flow to fund distributions to its stockholders.

(2)
Acquisition fees and expenses for the years ended December 31, 2016, 2015 and 2014 include acquisition fees of $2,766,209, $10,067,980 and $2,954,149 and loan coordination fees of $1,539,500, $6,593,644 and $1,969,306, respectively, that are recorded in fees to affiliates in the accompanying consolidated statements of operations. Acquisition fees and expenses for the years ended December 31, 2016, 2015 and 2014 also include acquisition expenses of $1,681,768, $6,569,766 and $2,035,731, respectively, that are recorded in acquisition costs in the accompanying consolidated statements of operations.

Steadfast Apartment REIT, Inc.
Non-GAAP Measures - Net Operating Income
For the Years Ended December 31, 2016, 2015 and 2014
Net Operating Income ("NOI") is a non-GAAP financial measure of performance. NOI is used by investors and the Company's management to evaluate and compare the performance of the Company's properties and to determine trends in earnings and to compute the fair value of the Company's properties as it is not affected by (1) the cost of funds of the Company, (2) acquisition costs of the Company, (3) non-operating fees paid to affiliates, (4) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, or (5) general and administrative expenses and other gains and losses that are specific to the Company. The cost of funds is eliminated from net income because it is specific to the particular financing capabilities and constraints of the Company. The cost of funds is also eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by the Company regarding the appropriate mix of capital which may have changed or may change in the future. Acquisition costs and non-operating fees to affiliates are eliminated because they do not reflect continuing operating costs of the Company. Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in the Company's multifamily properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing the Company's operating results to the operating results of other real estate companies that have not made similarly timed purchases or sales. The Company believes that eliminating these costs from net (loss) income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating its properties as well as trends in occupancy rates, rental rates and operating costs.
However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, interest income and other expense, acquisition costs, certain fees paid to affiliates, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, all of which are significant economic costs. NOI may fail to capture significant trends in these components of net income which further limits its usefulness.
NOI is a measure of the operating performance of the Company's properties but does not measure the Company's performance as a whole. NOI is therefore not a substitute for net (loss) income as computed in accordance with GAAP. This measure should be analyzed in conjunction with net (loss) income computed in accordance with GAAP. Other companies may use different methods for calculating NOI or similarly entitled measures and, accordingly, the Company's NOI may not be comparable to similarly entitled measures reported by other companies that do not define the measure exactly as the Company does.
The following is a reconciliation of the Company's NOI to net loss for the three months ended December 31, 2016 and 2015 and for the years ended December 31, 2016, 2015 and 2014:

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2016	2015	2016	2015	2014
Net loss	$(7,579,364)	$(17,510,929)	$(37,682,474)	$(50,694,124)	$(11,840,455)
Fees to affiliates(1)	4,179,938	7,936,122	19,401,952	23,730,342	5,396,283
Depreciation and amortization	18,075,650	16,875,948	67,991,543	42,438,760	5,316,510
Interest expense	6,776,582	5,337,095	26,060,155	13,275,604	1,589,848
General and administrative expenses	1,309,974	721,656	4,848,801	2,739,688	1,670,171
Acquisition costs	8,633	1,907,372	1,681,768	6,569,766	2,035,731
Other gains and losses(2)	(56,516)	(13,512)	(709,116)	50,195	1,457
Net operating income	$22,714,897	$15,253,752	$81,592,629	$38,110,231	$4,169,545
________________

(1)
Fees to affiliates for the three months and year ended December 31, 2016 exclude property management fees of $1,139,958 and $4,140,513 and other fees of $228,061 and $1,087,408, respectively, that are included in NOI. Fees to affiliates for the three months and year ended December 31, 2015 exclude property management fees of $805,411 and $1,987,517 and other fees of $224,683 and $584,060, respectively, that are included in NOI. Fees to affiliates for the year ended December 31, 2014 exclude property management fees of $206,552 and other fees of $75,779, that are included in NOI.

(2)	Other gains and losses for the years ended December 31, 2016, 2015 and 2014 include non-recurring insurance claim recoveries and other non-operating losses that are not included in NOI.

EXHIBIT A
MONTHLY PORTFOLIO SNAPSHOT - 4TH QUARTER

Monthly Portfolio Snapshot	OCTOBER 2016

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Villages at Spring Hill Apartments	Spring Hill, TN	176	–	176	172	97.7%	99.7%
Harrison Place Apartments	Indianapolis, IN	307	1	306	292	95.1%	96.7%
Club at Summer Valley	Austin, TX	260	1	259	243	93.5%	95.1%
Terrace Cove Apartment Homes	Austin, TX	304	2	302	275	90.5%	96.2%
The Residences on McGinnis Ferry	Suwanee, GA	696	2	694	621	89.2%	91.6%
The 1800 at Barrett Lakes	Kennesaw, GA	500	3	497	467	93.4%	95.3%
The Oasis	Colorado Springs, CO	252	1	251	240	95.2%	98.2%
Columns on Wetherington	Florence, KY	192	1	191	175	91.1%	94.4%
Preston Hills at Mill Creek	Buford, GA	464	1	463	417	89.9%	95.1%
Eagle Lake Landing Apartments	Speedway, IN	277	1	276	261	94.2%	96.7%
Reveal on Cumberland	Fishers, IN	220	1	219	208	94.5%	97.3%
Randall Highlands Apartments	North Aurora, IL	146	1	145	139	95.2%	96.9%
Heritage Place Apartments	Franklin, TN	105	–	105	93	88.6%	93.8%
Rosemont at East Cobb	Marietta, GA	180	2	178	166	92.2%	95.7%
Ridge Crossings Apartments	Birmingham, AL	720	1	719	671	93.2%	95.5%
Bella Terra at City Center	Aurora, CO	304	1	303	290	95.4%	97.9%
Hearthstone at City Center	Aurora, CO	360	1	359	337	93.6%	96.1%
Arbors at Brookfield	Mauldin, SC	702	4	698	646	92.0%	96.2%
Carrington Park	Kansas City, MO	298	1	297	274	91.9%	95.0%
Delano at North Richland Hills	North Richland Hills, TX	263	1	262	248	94.3%	98.5%
Meadows at North Richland Hills	North Richland Hills, TX	252	1	251	240	95.2%	97.6%
Kensington by the Vineyard	Euless, TX	259	1	258	247	95.4%	97.4%
Monticello by the Vineyard	Euless, TX	354	1	353	339	95.8%	98.3%
The Shores	Oklahoma City, OK	300	2	298	267	89.0%	91.1%
Lakeside at Coppell	Coppell, TX	315	1	314	300	95.2%	97.2%
Meadows at River Run	Bolingbrook, IL	374	1	373	338	90.4%	93.5%
Park Valley Apartments	Smyrna, GA	496	1	495	450	90.7%	92.8%
PeakView at T-Bone Ranch	Greeley, CO	224	1	223	194	86.6%	91.4%
PeakView by Horseshoe Lake	Loveland, CO	222	1	221	198	89.2%	92.3%
Stoneridge Farms	Smyrna, TN	336	1	335	313	93.2%	95.1%
Fielder's Creek	Englewood, CO	217	1	216	209	96.3%	99.3%
Landings of Brentwood	Brentwood, TN	724	4	720	665	91.9%	94.0%
1250 West Apartments	Marietta, GA	468	1	467	441	94.2%	97.1%
Sixteen50 @ Lake Ray Hubbard	Rockwall, TX	334	1	333	317	94.9%	97.1%
Total		11,601	44	11,557	10,753	92.7%	95.5%

		Total Units	Total Storage Units	Occupied Storage Units	% Occupied
Commercial
Park Valley Commercial	Smyrna, GA	1	1	1	100.0%
Total		1	1	1	100.0%

Monthly Portfolio Snapshot	NOVEMBER 2016

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Villages at Spring Hill Apartments	Spring Hill, TN	176	–	176	173	98.3%	99.4%
Harrison Place Apartments	Indianapolis, IN	307	1	306	294	95.8%	97.3%
Club at Summer Valley	Austin, TX	260	1	259	245	94.2%	96.2%
Terrace Cove Apartment Homes	Austin, TX	304	2	302	282	92.8%	95.2%
The Residences on McGinnis Ferry	Suwanee, GA	696	2	694	615	88.4%	90.8%
The 1800 at Barrett Lakes	Kennesaw, GA	500	3	497	464	92.8%	94.8%
The Oasis	Colorado Springs, CO	252	1	251	240	95.2%	98.6%
Columns on Wetherington	Florence, KY	192	1	191	180	93.8%	96.2%
Preston Hills at Mill Creek	Buford, GA	464	2	462	418	90.1%	94.4%
Eagle Lake Landing Apartments	Speedway, IN	277	1	276	259	93.5%	95.6%
Reveal on Cumberland	Fishers, IN	220	1	219	206	93.6%	96.9%
Randall Highlands Apartments	North Aurora, IL	146	1	145	134	91.8%	93.0%
Heritage Place Apartments	Franklin, TN	105	–	105	91	86.7%	93.6%
Rosemont at East Cobb	Marietta, GA	180	12	168	167	92.8%	97.4%
Ridge Crossings Apartments	Birmingham, AL	720	1	719	667	92.6%	94.7%
Bella Terra at City Center	Aurora, CO	304	1	303	282	92.8%	96.1%
Hearthstone at City Center	Aurora, CO	360	1	359	334	92.8%	95.6%
Arbors at Brookfield	Mauldin, SC	702	3	699	638	90.9%	95.8%
Carrington Park	Kansas City, MO	298	1	297	278	93.3%	96.2%
Delano at North Richland Hills	North Richland Hills, TX	263	1	262	254	96.6%	99.1%
Meadows at North Richland Hills	North Richland Hills, TX	252	1	251	240	95.2%	97.3%
Kensington by the Vineyard	Euless, TX	259	1	258	247	95.4%	97.3%
Monticello by the Vineyard	Euless, TX	354	1	353	340	96.0%	98.4%
The Shores	Oklahoma City, OK	300	2	298	265	88.3%	92.2%
Lakeside at Coppell	Coppell, TX	315	1	314	300	95.2%	96.2%
Meadows at River Run	Bolingbrook, IL	374	1	373	339	90.6%	94.9%
Park Valley Apartments	Smyrna, GA	496	1	495	451	90.9%	92.4%
PeakView at T-Bone Ranch	Greeley, CO	224	1	223	199	88.8%	92.3%
PeakView by Horseshoe Lake	Loveland, CO	222	1	221	202	91.0%	95.3%
Stoneridge Farms	Smyrna, TN	336	1	335	307	91.4%	93.1%
Fielder's Creek	Englewood, CO	217	1	216	208	95.9%	98.2%
Landings of Brentwood	Brentwood, TN	724	4	720	656	90.6%	92.7%
1250 West Apartments	Marietta, GA	468	1	467	446	95.3%	97.0%
Sixteen50 @ Lake Ray Hubbard	Rockwall, TX	334	1	333	314	94.0%	95.1%
Total		11,601	54	11,547	10,735	92.5%	95.2%

		Total Units	Total Storage Units	Occupied Storage Units	% Occupied
Commercial
Park Valley Commercial	Smyrna, GA	1	1	1	100.0%
Total		1	1	1	100.0%

Monthly Portfolio Snapshot	DECEMBER 2016

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Villages at Spring Hill Apartments	Spring Hill, TN	176	–	176	172	97.7%	100.0%
Harrison Place Apartments	Indianapolis, IN	307	1	306	295	96.1%	98.3%
Club at Summer Valley	Austin, TX	260	1	259	246	94.6%	97.5%
Terrace Cove Apartment Homes	Austin, TX	304	2	302	280	92.1%	94.7%
The Residences on McGinnis Ferry	Suwanee, GA	696	2	694	612	87.9%	89.6%
The 1800 at Barrett Lakes	Kennesaw, GA	500	2	498	462	92.4%	95.8%
The Oasis	Colorado Springs, CO	252	1	251	240	95.2%	97.9%
Columns on Wetherington	Florence, KY	192	1	191	179	93.2%	96.0%
Preston Hills at Mill Creek	Buford, GA	464	1	463	422	90.9%	93.0%
Eagle Lake Landing Apartments	Speedway, IN	277	1	276	259	93.5%	94.7%
Reveal on Cumberland	Fishers, IN	220	1	219	206	93.6%	95.5%
Randall Highlands Apartments	North Aurora, IL	146	1	145	130	89.0%	90.7%
Heritage Place Apartments	Franklin, TN	105	–	105	95	90.5%	94.3%
Rosemont at East Cobb	Marietta, GA	180	12	168	162	90.0%	99.9%
Ridge Crossings Apartments	Birmingham, AL	720	1	719	663	92.1%	93.6%
Bella Terra at City Center	Aurora, CO	304	1	303	283	93.1%	94.9%
Hearthstone at City Center	Aurora, CO	360	1	359	335	93.1%	95.8%
Arbors at Brookfield	Mauldin, SC	702	3	699	637	90.7%	94.0%
Carrington Park	Kansas City, MO	298	1	297	276	92.6%	96.1%
Delano at North Richland Hills	North Richland Hills, TX	263	1	262	250	95.1%	97.3%
Meadows at North Richland Hills	North Richland Hills, TX	252	1	251	240	95.2%	97.0%
Kensington by the Vineyard	Euless, TX	259	1	258	247	95.4%	97.0%
Monticello by the Vineyard	Euless, TX	354	1	353	344	97.2%	98.8%
The Shores	Oklahoma City, OK	300	2	298	264	88.0%	91.5%
Lakeside at Coppell	Coppell, TX	315	1	314	295	93.7%	95.6%
Meadows at River Run	Bolingbrook, IL	374	1	373	345	92.2%	95.7%
Park Valley Apartments	Smyrna, GA	496	1	495	455	91.7%	94.3%
PeakView at T-Bone Ranch	Greeley, CO	224	1	223	201	89.7%	92.9%
PeakView by Horseshoe Lake	Loveland, CO	222	1	221	202	91.0%	94.2%
Stoneridge Farms	Smyrna, TN	336	1	335	308	91.7%	93.9%
Fielder's Creek	Englewood, CO	217	1	216	203	93.5%	96.6%
Landings of Brentwood	Brentwood, TN	724	4	720	648	89.5%	91.4%
1250 West Apartments	Marietta, GA	468	1	467	436	93.2%	94.9%
Sixteen50 @ Lake Ray Hubbard	Rockwall, TX	334	1	333	304	91.0%	92.8%
Total		11,601	52	11,549	10,696	92.2%	94.7%

		Total Units	Total Storage Units	Occupied Storage Units	% Occupied
Commercial
Park Valley Commercial	Smyrna, GA	1	1	1	100.0%
Total		1	1	1	100.0%

DEFINITIONS OF PORTFOLIO PERFORMANCE METRICS

Total Units:	Number of units per property at the end of the reporting period.

Non-Revenue Units:	Number of model units or other non-revenue administrative units at the end of the reporting period.

Rentable Units:	Total Units less Non-Revenue Units at the end of the reporting period.

Average Occupied Units:	Number of units occupied based on a weekly average during the reporting period.

Average Percent Occupied:	Percent of units occupied (Average Occupied Units divided by Total Units).

Percent Leased:	Percent of Total Units leased at the end of the reporting period (number of leased units divided by Total Units).

Total Storage Units:	Total number of storage units at the end of the reporting period.

Occupied Storage Units:	Total number of storage units occupied at the end of the reporting period.

Percent Occupied:	Percent of storage units occupied (Occupied Storage Units divided by Total Storage Units).